                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT OF SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant /X/

Filed by the Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material pursuant to 240.14a-11(c) or 240.14a-12
/ /      Confidential, for use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

                       AMERICAN EAGLE OUTFITTERS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                      (Name of Person(s) Filing Statement)
- --------------------------------------------------------------------------------
              Payment of Filing Fee (Check the appropriate box):

/X/      $125 per Exchange Act Rulers 0-11(c)(1)(ii), 14a-6(I)(1), or
         14a-6(j)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

/ /      Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                 _______________________________________________________________

         (2)     Aggregate number of securities to which transaction applies:

                 _______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 _______________________________________________________________

         (4)     Proposed maximum aggregate value of transaction:

                 _______________________________________________________________

         (5)     Total fee paid:

                 _______________________________________________________________


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

         (1)     Amount previously Paid:

         (2)     Form, Schedule or Registration Statement No.:

         (3)     Filing Party:

         (4)     Date Filed:

                         AMERICAN EAGLE OUTFITTERS, INC.








                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  JUNE 3, 1996

                                       AND

                                 PROXY STATEMENT














                                    IMPORTANT

       Please mark, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

                         AMERICAN EAGLE OUTFITTERS, INC.
                              150 Thorn Hill Drive
                         Warrendale, Pennsylvania 15086
                                  412-776-4857


                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 1996

                              ---------------------


                                                                     May 6, 1996

To the Stockholders of
American Eagle Outfitters, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Eagle Outfitters, Inc., an Ohio corporation (the "Company"), will be held at the Company's Design Center at 8 West 40th Street, Suite 1400, New York, New York, on Monday the 3rd day of June, 1996, at 10:00 a.m., local time, for the following purposes:

         1. To elect eight directors, each for a term of one year and until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         On January 3, 1996, the Company elected to change its fiscal year end from the Saturday closest to July 31 to the Saturday closest to January 31. Annual meetings going forward will be on a January year end basis.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, and your proxy will not be used.

                                       By Order of the Board of Directors


                                       Dale E. Clifton
                                       Secretary

                         AMERICAN EAGLE OUTFITTERS, INC.

                                                                    May 6, 1996

                              ---------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1996

                              ---------------------



                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of American Eagle Outfitters, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Monday, June 3, 1996, at 10:00 a.m., local time, at the Company's Design Center at 8 West 40th Street, Suite 1400, New York, New York, and at any adjournment thereof. It is being mailed to the stockholders on or about May 6, 1996.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholder's directions for the election of directors. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: Dale E. Clifton, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

         Stockholders of record at the close of business on April 2, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 2, 1996, the Company had outstanding 9,875,000 shares of Common Stock, without par value, entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval, if any, at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of April 2, 1996, certain information with regard to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors;
(iii) each executive officer named in the summary compensation table below; and
(iv) all directors and executive officers as a group.

                                                                         Shares Beneficially Owned(1)
                                                                         ----------------------------
       Stockholder                                                     Number                  Percent
       -----------                                                     ------                  -------
Retail Ventures, Inc. (2)                                            2,844,611                  28.8%
Natco Industries, Inc. (2)                                           3,107,189                  31.5%
S.H.D. Investments LLC (3)                                           1,000,000                  10.1%
Jay L. Schottenstein (4)(5)                                          2,863,626                  29.0%
Geraldine Schottenstein (5)                                          3,107,189                  31.5%
Saul Schottenstein (6)                                                   7,500                   *
George Kolber (7)                                                       20,500                   *
Edward S. Finkelstein                                                    1,000                   *
Martin P. Doolan                                                             0                   *
John L. Marakas (8)                                                      6,500                   *
Thomas R. Ketteler                                                      12,500                   *
David W. Thompson                                                       22,500                   *
Roger S. Markfield                                                     158,318                   1.6%
Sam Forman                                                               2,950                   *
Robert G. Lynn                                                               0                   *
All directors and executive officers as a group                      3,080,814                  31.2%

*  Represents less than 1% of the Company's shares of Common Stock.

                                                       (footnotes on next page)

(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned. The percent is based upon the 9,875,000 shares outstanding at April 2, 1996 and the number of shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of April 19, 1996.

(2) The address for Retail Ventures, Inc. ("RVI") and Natco Industries, Inc. ("Natco") is 1800 Moler Road, Columbus, Ohio 43207.

(3) The address for S.H.D. Investments LLC is 5804 E. Slauson, City of Commerce, CA 90040.

(4) Includes 2,844,611 shares of Common Stock owned by RVI and 15 shares of Common Stock held as custodian for a family member. Jay L. Schottenstein serves as Chairman and Chief Executive Officer of RVI and Natco. Jay L. Schottenstein is the beneficial owner of 69.9% of the outstanding voting securities of RVI. Accordingly, he may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by RVI.

(5) Geraldine Schottenstein is the mother of Jay L. Schottenstein. Geraldine Schottenstein is the beneficial owner of 78.8% of the outstanding voting securities of Natco. Accordingly, she may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by Natco.

(6) Includes 2,500 shares subject to exercisable options held by Saul Schottenstein. Saul Schottenstein is the uncle of Jay L. Schottenstein and is a director of RVI and Natco. For a description of Saul Schottenstein's beneficial ownership of the outstanding voting securities of RVI and Natco, see "--Ownership of RVI and Natco."

(7)      Includes 10,000 shares subject to exercisable options held by Mr.
         Kolber.

(8)      Includes 3,500 shares subject to exercisable options held by Mr.
         Marakas.

OWNERSHIP OF RVI AND NATCO

         The following table shows the shares of RVI and Natco common stock owned beneficially by each person owning more than 5% of the shares, each director or executive officer owning any shares, and by all directors and executive officers of the Company as a group, as of April 2, 1996.

                                                          Shares                          Shares
                                                          of RVI                         of Natco
                                                          Common         Percent          Common         Percent
        Stockholder                                        Stock        of Class           Stock        of Class
        -----------                                        -----        --------           -----        --------
Jay L. Schottenstein(1)                                    349.5         69.9%            7,372.3         40.4%
Saul Schottenstein(2)                                       51.0         10.2%              361.4          2.0%
Geraldine Schottenstein(3)                                 153.0         30.6%           14,383.2         78.8%
Ann Schottenstein Deshe(4)                                  97.0         19.4%            7,010.9         38.4%
Susan Schottenstein Diamond(5)                              48.5          9.7%            3,505.5         19.2%
All directors and executive
  officers as a group                                      354.5         70.9%            7,733.7         42.4%


                                                       (footnotes on next page)

(1) Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Jay L. Schottenstein is either Trustee or a Trust Advisor.

(2) Represents sole and/or shared voting and investment power over 46 RVI shares held in trust for family members as to which Saul Schottenstein is Trustee and 5 RVI shares owned directly.

(3) Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Geraldine Schottenstein is Trustee.

(4) Ann Schottenstein Deshe is the sister of Jay L. Schottenstein. Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Ann Schottenstein Deshe is either Trustee or a Trust Advisor.

(5) Susan Schottenstein Diamond is the sister of Jay L. Schottenstein. Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Susan Schottenstein Diamond is either Trustee or a Trust Advisor.


                              ELECTION OF DIRECTORS

         The members of the Board of Directors of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at eight by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

         The enclosed proxy, if returned duly executed and not revoked, will be voted as specified thereon, or if no instructions are given, will be voted FOR the nominees listed below. In the event that any nominee should become unavailable, the Board of Directors may decrease the number of directors, pursuant to the Code of Regulations, or may designate a substitute nominee, in which event the proxy will be voted for such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if re-elected, unable to serve. Each of the nominees became a director of the Company at the time it was organized in January 1994, except for John L. Marakas, who was elected in April 1994, Edward S. Finkelstein, who was elected in July 1995, Martin P. Doolan, who was elected in August 1995, and George Kolber, who was elected in December 1995. The following table sets forth certain information with respect to each nominee. A description of each nominee's principal occupation for the past five years follows the table.

         NAME                         AGE                       POSITION WITH THE COMPANY
         ----                         ---                       -------------------------
Jay L. Schottenstein                   41          Chairman and Chief Executive Officer
Saul Schottenstein                     74          Vice Chairman and Director
George Kolber                          45          Vice Chairman, Chief Operating Officer and Director
Martin P. Doolan                       56          Director
Edward S. Finkelstein                  71          Director
Thomas R. Ketteler                     53          Director
John L. Marakas                        69          Director
David W. Thompson                      43          Director

         Jay L. Schottenstein has served as Chairman and Chief Executive Officer of the Company and its predecessors since March 1992 and prior to that time he served as a Vice President and Director of the Company's predecessors since 1980. He has also served since March 1992 as Chairman and Chief Executive Officer of Schottenstein Stores Corporation ("SSC"), a privately-held company with interests in retailing, real estate and manufacturing which had consolidated sales in its 1995 fiscal year of $1.3 billion. He has also served as Chairman since March 1992 and as Chief Executive Officer since April 1991 of Value City Department Stores, Inc., a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, which operates a chain of 79 off-price department stores and is 68% owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange. Mr. Schottenstein served as Vice Chairman of SSC since 1986 and as a director of SSC since 1982. He has also served as an officer and director of various other corporations owned or controlled by members of his family (the "Schottenstein Family") since 1976, including the Valley Fair Corporation, a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. Jay L. Schottenstein is the nephew of Saul Schottenstein.

         Saul Schottenstein has been a director of the Company and its predecessors since 1980. He has served as President of SSC since 1984, and a director of SSC since 1982. He served as Executive Vice President of SSC from 1982 to 1984. Prior to that time he served in various executive capacities with SSC since 1946. He is also an officer and director of various other corporations owned or controlled by the Schottenstein Family, including Value City Department Stores, Inc. and the Valley Fair Corporation, each a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

         George Kolber has served as Vice Chairman of the Company's Board of Directors and Chief Operating Officer since December 1995. Prior to joining the Company, he served as Vice President of Schottenstein Stores Corporation since 1979 and as Vice President, Administration of Value City Department Stores, Inc. from 1990 until 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial Officer of Strauss Stores and R&S Strauss, Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto Stores and on the Board of Directors of Wieboldts Department Stores.

         Martin P. Doolan serves as Chairman, President and Chief Executive Officer of U.S. Netting, Inc., a manufacturer of plastic extruded filtration netting headquartered in Austin, Texas. He served as Chairman of Bestop, Inc., an automotive convertible top manufacturer from 1988 to June 1995. He has also served as Chief Executive Officer of a number of other companies including Walt's Radiator and Muffler, Inc., an automotive retail service and distribution chain where he continues to serve as a director; Sun Engine, a remanufacturer of domestic automobile engines; Pilliod Cabinet Corp., a furniture manufacturer; and Sunwest International, Inc. a brass door and hardware manufacturer.

         Edward S. Finkelstein served as Chairman of R.H. Macy & Co. from 1980 to 1992 and is currently Chairman of Finkelstein Associates, Inc., a retail consulting firm. Mr. Finkelstein is also a director of Time Warner, Inc.

         Thomas R. Ketteler has served SSC as Chief Operating Officer since April 1995, as a director since 1985 and Vice President of Finance since 1981. Prior to that time, he was a partner in the firm of Alexander Grant and Company, Certified Public Accountants. Mr. Ketteler is an officer and director of various other corporations owned or controlled by the Schottenstein Family. Since 1991, Mr. Ketteler has also served as Secretary and a director of the Valley Fair Corporation, a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

         John L. Marakas has been retired since April 1991. Prior to his retirement, Mr. Marakas served as President and a director of Nationwide Corporation, an insurance and financial services holding company with assets of approximately $25 billion, from March 1972 to April 1990 and as President and a director of Nationwide Life Insurance Company from September 1981 to April 1991.

         David W. Thompson has served as President since June 1993 of Value City Furniture, a division of SSC. From June 1981 to June 1993, Mr. Thompson served as Vice President of Value City Furniture.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During the 27 week period ended February 3, 1996 ("Transition 1996"), the Board of Directors met five times and acted by unanimous written consent twice. Saul Schottenstein did not attend three of the five meetings. The Board has standing Audit and Stock Option Committees.

         The members of the Audit Committee are John L. Marakas, Edward S. Finkelstein and Martin P. Doolan. The function of the Audit Committee is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls, and the scope of the audit. The Audit Committee met once in Transition 1996.

         The members of the Stock Option Committe are John L. Marakas, Edward S. Finkelstein and Martin P. Doolan. The function of the Stock Option Committee is to recommend to the Board the number and terms of any stock options to be granted under the Company's stock option plan. The committee acted by unanimous written consent twice in Transition 1996.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

         The Company's 1994 Stock Option Plan provides for the issuance of options to purchase 2,500 shares of Common Stock to each non-employee director serving on the Stock Option Committee on the first trading day in each fiscal year. The exercise price for each option is the fair market value of the Common Stock on the date of grant. The exercise price must be paid either in cash, with previously acquired Common Stock of the Company, the option holder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires the consent of the Board. All of the options become exercisable one year after the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination after termination of the option holder's service as a director of the Company. None of the options are transferable by the holder except by will or the laws of descent and distribution.

EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. Except as otherwise indicated, each was elected to the position indicated with the Company upon its organization in January, 1994. For information regarding officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Roger S. Markfield, age 54, has served as President and Chief Merchandising Officer of the Company since February 1995 and prior thereto as Executive Vice President Merchandising for the Company and its predecessors since May 1993. Prior to joining the Company, he served as Executive Vice President--General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national specialty retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. Macy & Co. ("Macy's"), a national retailer operating department and specialty stores, as a Buyer in Boys' Wear rising to the office of President of Corporate Buying--Mens. From 1976 to 1979, Mr. Markfield left Macy's to serve as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

         Laura A. Weil, age 39, has served as Chief Financial Officer of the Company since December 1995. Prior to joining the Company, she was a consultant to companies including Schottenstein Stores Corporation, from March 1995 to December 1995. From 1992 to 1995, she was Senior Vice President and head of the retailing investment banking practice at Oppenheimer & Co., Inc. Prior to joining Oppenheimer, Ms. Weil held various executive positions at R.H. Macy & Co., Inc. from 1989 to 1992, including Vice President-Finance and Chief Financial Officer-Credit Operations. From 1988-1989 she was an executive with L'Herbier de Provence, a Paris-based cosmetics and toiletries retailer. From 1979-1981 and 1983-1988, Ms. Weil held various investment banking positions with Lehman Brothers and its predecessor Lehman Brothers Kuhn Loeb Inc., including Vice President of the firm's Merchandising Group.

         Joseph E. Kerin, age 50, has served as Executive Vice President Stores and Operations of the Company and its predecessors since January 1991. From May 1989 to November 1989, he served as a Regional Store Manager for Value City Department Stores, Inc. Prior to that time, he held various positions with the Company's predecessors, including Senior Vice President--Store Operations from October 1987 to October 1988, Vice President--General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979 and Regional/District Manager of the Silverman's Division from October 1972 to November 1975.

         Dale E. Clifton, age 42, has served the Company and its predecessors as Controller since June 1986, as Secretary and Chief Accounting Officer since October 1988, as Vice President since October 1994 and as, Treasurer since July 1995. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a certified public accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Transition 1996, all filing requirements applicable to reporting persons were complied with, except one late filing for George Kolber.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during the Company's Transition 1996 and each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's most highly compensated executive officers or former executive officers whose compensation exceeded $100,000 during Transition 1996.

                                             SUMMARY COMPENSATION TABLE

                                                    Annual Compensation (1)                Long Term Compensation
                                                    -----------------------                ----------------------
Name and                       Fiscal                                    Other Annual      Restricted      Options/
Principal Position              Year        Salary         Bonus         Compensation      Stock Awards    SARs(#)
- ------------------              ----        ------         -----         ------------      ------------    -------
                                (1)                                           (2)
Jay L. Schottenstein (4)        1996        $125,025          None            None                None       None
Chairman and Chief              1995        $250,050          None            None                None       None
Executive Officer               1994        $149,068          None            None                None     75,000
                                1993            None          None            None                None       None

Roger S. Markfield (5)          1996        $206,232          None         $43,865                None       None
President and Chief             1995        $413,587      $100,000            $899                None       None
Merchandising Officer           1994        $282,464        42,000        $150,154        $2,464,000(3)     15,000
                                1993         $62,316          None            None                None       None

Sam Forman (6)                  1996        $153,872          None          $8,302                None       None
Former Vice Chairman            1995        $506,448          None          $2,832                None       None
                                1994        $411,432          None          $7,812                None       None
                                1993        $394,357          None            None                None       None

Robert G. Lynn (7)              1996        $133,648          None         $59,930                None       None
Former Vice Chairman            1995        $183,546          None            None                None       None
and Chief Operating
Officer

(1) 1996 refers to the 27 week Transition Period from July 30, 1995 to February 3, 1996

(2) Includes amounts allocated for the reimbursement of moving expenses to Mr. Markfield of $41,984 for Transition 1996 and $149,979 for fiscal 1994, as well as commuting expense reimbursements to Mr. Lynn of $59,930 for Transition 1996.

(3) On April 11, 1994, the Board of Directors of the Company approved the issuance of Common Stock to certain key employees of the Company pursuant to a one time grant of restricted shares issued under a form of restricted stock agreement between the Company and the employee. The agreement conditions the vesting of the shares upon continued employment with the Company. The restriction expires as to 20% of the shares on April 13 of each of the five years after the grant.

(4) Jay L. Schottenstein is also Chairman of SSC and Value City Department Stores, Inc. He does not devote his full business time to the Company.

(5) The Company has entered into an employment agreement with Roger S. Markfield, which provides an annual base salary of $270,000 and an annual bonus at a minimum equal to 15% of his base salary. The initial term of the agreement expires on May 10, 1997 and automatically renews for additional one year terms, unless terminated by either party on sixty days notice prior to any renewal term. Mr. Markfield is entitled to severance pay in an amount equal to one year's base salary and a minimum bonus in the event the Company exercises its right to terminate the agreement prior to any renewal term. The agreement also provided for the grant of the restricted shares listed in the table. Mr. Markfield's base salary was increased to $412,464 in fiscal 1995.

(6)      Sam Forman served as Vice Chairman until October 1995.

(7) Robert G. Lynn served as Vice Chairman and Chief Operating Officer until November 1995.

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

         None of the executive officers named in the Summary Compensation Table exercised options during Transition 1996. The following table provides certain information on the number and value of stock options held by the executive officers named in the Summary Compensation Table at February 3, 1996.

                                                                                                VALUE OF UNEXERCISED
                                                                    NUMBER OF                       IN-THE-MONEY
                         SHARES           VALUE               UNEXERCISED OPTIONS                    OPTIONS AT
                       ACQUIRED ON       REALIZED         AT FEBRUARY 3, 1996 (#) (1)         FEBRUARY 3, 1996 ($) (2)
                                                          ---------------------------       ----------------------------

         NAME          EXERCISE (#)        ($)           EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
     ------------      ------------     ----------       -----------     -------------      -----------    -------------


Jay L. Schottenstein      ---              ---               ---           75,000                0               0

Roger S. Markfield        ---              ---               ---           15,000                0               0

(1) Effective on February 5, 1996, the Company's Board of Directors approved the repricing of certain outstanding stock options to the then current market price of $6.75. Under the repricing agreement, options granted to executive officers shall not be exercisable prior to August 6, 1996.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $6.75. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

         The following Board of Directors' Compensation Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

         General. The key components of the Company's executive officer compensation include both short term compensation consisting of annual base salary and annual bonuses and long term, equity-based compensation consisting of grants of restricted stock and stock option awards. The Company does not have a Compensation Committee. The Board of Directors has delegated to the Chairman of the Board the authority to establish the annual compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The full Board of Directors has made the only grants of restricted stock by the Company and the first grant of stock options under the Company's 1994 Stock Option Plan, in each case prior to the Company's initial public offering. The Stock Option Committee of the Board of Directors, which was established after the Company's initial public offering, now grants options under the 1994 Stock Option Plan.

         Chief Executive Officer's Compensation. Beginning effective January 1, 1994, Jay L. Schottenstein, the Company's Chairman and Chief Executive Officer, began receiving a salary in the amount of $250,000 per year. That is the only compensation he received from the Company during Transition 1996 and the Board of Directors did not take any action to change his annual salary.

         Executive Officer's Compensation. Roger S. Markfield, the President, entered into an employment agreement with the Company in fiscal 1993 which fixed the amount of his base salary and the amount of his restricted stock award and a minimum bonus amount. In fiscal 1995, Mr. Markfield's base salary was increased to $412,464 per annum, and was not changed in Transition 1996.

         The remaining executive officers' base salaries for Transition 1996 were determined by the Chairman after consultation with the senior management and discussion with each individual officer. No discretionary bonuses were paid for Transition 1996. The determination base of salaries was based primarily on subjective factors, such as the Chairman's perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the individual's contribution to the Company's future performance. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered.

         Stock Awards. The Company's 1994 Stock Option Plan was adopted at the time the Company went public in April 1994 for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. The Company's Stock Option Committee, which administers the 1994 Stock Option Plan, made grants in connection with the hiring of two executive officers in Transition 1996.

         The following members of the Board of Directors respectfully submit this report:

         Jay L. Schottenstein     Saul Schottenstein     John L. Marakas*
         Thomas R. Ketteler       George Kolber          Edward S. Finkelstein*
         David W. Thompson        Martin P. Doolan*


*Members of the Stock Option Committee.

                                PERFORMANCE GRAPH

         The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Stock with that of The NASDAQ Stock Market - U.S. Index and the Standard & Poor's Specialty Apparel Index, both of which are published indexes. This comparison includes the period beginning April 13, 1994 (the effective date the Company's Common Stock was registered under the Securities and Exchange Act of 1934) through January 31, 1996. The Company's shares of Common Stock are traded on The NASDAQ National Market under the symbol "AEOS". The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company's Common Stock on April 14, 1994 and in the respective index on March 31, 1994.

                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*
    AMONG AMERICAN EAGLE OUTFITTERS, INC., THE NASDAQ STOCK MARKET-US INDEX
             AND THE S & P RETAIL STORES (SPECIALTY APPAREL) INDEX

                                    [GRAPH]

                            4/14/96   7/94    7/95   1/96
American Eagle                100     108     103      41
NASDAQ                        100      97     137     145
S & P                         100      89      84      88

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Jay L. Schottenstein and Saul Schottenstein, each of whom is an executive officer of the Company, are also members of the Company's Board of Directors. As stated, the Company's Chairman and Chief Executive Officer, Jay L. Schottenstein, with the input of its senior management, determined the annual salary and bonus compensation of the officers of the Company, other than the Chairman's, and such determination was not formally considered and ratified by the Board of Directors. For information regarding the relationships between the Company and SSC, see "Certain Relationships and Related Transactions" below.

         The Stock Option Committee administers and grants options under the Company's 1994 Stock Option Plan. The Stock Option Committee consists of Edward
S. Finkelstein, John L. Marakas and Martin Doolan. Except for Mr. Finkelstein, who is affiliated with one of the Company's suppliers, none of the other members are present or former officers of the Company or have affiliates that are parties to agreements with the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Schottenstein Family owns 100% of RVI and Natco. On April 2, 1996, the Schottenstein Family, through its ownership of RVI and Natco, as well as personal holdings, beneficially owns 60.5% of the outstanding shares of Common Stock of the Company. The Schottenstein Family has advised the Company that it has no present plans to reduce its interest in the Company through sales or other dispositions. As long as the Schottenstein Family owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors.

         The Company has certain relationships and transactions with other entities controlled by the Schottenstein Family. The Company's Code of Regulations provides that any such related party transaction will be subject to approval by a majority of the disinterested directors of the Company and will be on terms which, in the judgment of such directors, will be no less favorable to the Company than could be obtained from unaffiliated parties.

OFFICE/DISTRIBUTION CENTER LEASE

         The Company leases its distribution center and headquarters offices from an affiliate, Linmar Realty Company, a partnership owned indirectly by the Schottenstein Family. A new lease was entered into effective January 1, 1996, in connection with the completion of an addition to the facility during 1995. This lease expires on December 31, 2010. The new lease requires minimum monthly rent payments of $4.09 per square foot for the first five years to $5.96 per square foot for the last five years of the lease. Additionally, the company is required to pay all real estate taxes, insurance, maintenance and certain other expenses. For Transition 1996, the Company recorded $236,000 of rent expense under the lease.

IMPORT SERVICES AGREEMENT

         Under the terms of an Import Services Agreement with the import division of SSC ("SSC Imports"), SSC Imports processes the paperwork for the Company's import transactions, for which it receives a fee of one percent of the value of the imports plus reimbursement of direct expenses. For Transition 1996, the Company paid SSC Imports for such services approximately $877,000. The import services for merchandise processed through SSC Imports accounted for approximately 74% of the Company's total purchases for Transition 1996.

MERCHANDISE SERVICES AGREEMENT

         The Company and an affiliate of SSC, Value City Department Stores, Inc. ("VCD") have entered into an agreement that provides VCD, at the Company's discretion, the ability to order merchandise from the same sources and using the same designs as the Company but not using the Company's trademarks. VCD pays the Company a royalty of seven percent of cost for such merchandise and is restricted as to the locations and seasonal time during which the merchandise can be sold. For Transition 1996, VCD paid the Company $208,000 under the agreement. In addition, from time to time, the Company sells its overstock merchandise to VCD, with limited restrictions regarding presentation of the merchandise. For Transition 1996, VCD paid the Company $3,993,000 for such merchandise.

OFFICER LOANS

         Under the Company's restricted stock agreements, the holder of restricted stock incurs income tax liability as the stock vests. The Company has made loans to certain executive officers to enable them to pay their income tax liability without selling any of the restricted stock. The loans are for one year, bear interest at the rate of 6.8% per annum and are collateralized by the stock. At February 3, 1996, the principal amount of the loan for Roger S. Markfield was $210,550.

OTHER RELATIONSHIPS

         The Company purchases merchandise from Azteca Production International, a company that is owned by Paul Guez and members of his family (the "Guez Family"). Mr. Guez has provided services to the Company and owns 12,500 shares of the Company's stock subject to a restricted stock agreement with the Company. On February 8, 1995, a company controlled by the Guez Family, S.H.D. Investments, LLC, purchased 1,000,000 shares of the Company's common stock from Sam Forman, a former officer and director of the Company. SSC guaranteed a bank loan obtained by S.H.D. Investments, LLC in connection with the acquisition. During Transition 1996, the Company purchased $1,882,000 of merchandise from Azteca Productions International. In addition, the company sold some overstock merchandise to Azteca in the amount of $767,000 during Transition 1996.

         The Company purchases merchandise from Wisetex Trading Limited, an import company operated by the son of Edward S. Finkelstein, a director of the Company, and in which Mr. Finkelstein has an ownership interest. For Transition 1996, the Company purchased merchandise from Wisetex Trading Limited in the amount of $1,352,000.

         The Company purchases merchandise from and utilizes the import services of Prophecy Limited Partnership, an import company owned in part by members of the Schottenstein Family. For Transition 1996, the Company purchased merchandise and services from Prophecy Limited Partnership in the amount of $1,954,000.


                      REPORT TO BE PRESENTED AT THE MEETING

         At the meeting, the Company's Transition 1996 Report will be presented to Stockholders for the six months ended February 3, 1996. This report contains financial statements and the report of Ernst & Young LLP, independent auditors, with respect to such financial statements. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Transition 1996 Report is not to be regarded as proxy soliciting material and Management does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.


                         COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.


                              STOCKHOLDER PROPOSALS

             Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 1997 must be received by the Company (addressed to the attention of the Secretary) on or before January 6, 1997. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

             The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

             THE COMPANY'S TRANSITION 1996 REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO STOCKHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE TRANSITION REPORT AND COPIES OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON REQUEST, DIRECTED TO LAURA A. WEIL, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 150 THORN HILL DRIVE, WARRENDALE, PENNSYLVANIA 15086.

                    PROXY -- AMERICAN EAGLE OUTFITTERS, INC.

The undersigned shareholder of American Eagle Outfitters, Inc. hereby appoints Laura A. Weil and Dale E. Clifton, or any one of them, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of American Eagle Outfitters, Inc. to be held at the Company's Design Center, 8 West 40th Street, 14th Floor, New York, New York, on Monday, June 3, 1996, and at any adjournment or adjournments thereof as follows:

1. ELECTION OF DIRECTORS.

   / / FOR all nominees listed below      / / WITHHOLD AUTHORITY
       (except as marked to the contrary      to vote for all nominees
       below).                                listed below.

(INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

      Martin P. Doolan      Edward S. Finkelstein      Thomas R. Ketteler
          George Kolber      John L. Marakas      Jay L. Schottenstein
                   Saul Schottenstein      David W. Thompson

2. In their discretion to vote upon such other matters as may properly come before the meeting.

                                                      (Continued on Other Side)

(Continued from Other Side)

     IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
                              DIRECTORS.

        Please sign and date this Proxy below and return in the enclosed envelope.

                                            Date:_______________________, 1996

                                            __________________________________
                                                        (Signature)

                                            __________________________________
                                                        (Signature)

                                            Signature(s) shall agree with the
                                            name(s) printed on this proxy.
                                            If signing as attorney, executor,
                                            administrator, trustee or
                                            guardian, please give your full
                                            title as such.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   Proxy Card